Item 30. Exhibit (h) i. f. 2. ii.

AMENDMENT NO. 2 TO SERVICE AGREEMENT BETWEEN MASSACHUSETTS
MUTUAL LIFE INSURANCE COMPANY AND DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT is made and entered into as of the 20th day of October, 2021, amends the Service Agreement entered into as of the 10th day of October, 2016, as amended (the “Agreement”) by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”) and DELAWARE DISTRIBUTORS, L.P. (the “Distributor”), a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties below have caused this amendment to be executed by their duly authorized officers effective as of the date set forth above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		DELAWARE DISTRIBUTORS, L.P.

By:	/s/ Michael S. Dunn	By:	/s/ David Brenner
Name	Michael S. Dunn	Name	David Brenner
Title:	Head of Institutional Insurance	Title:	Senior Vice President

C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name	Michael S. Dunn
Title:	Vice President

[_____]

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account and Date Established

Massachusetts Mutual Variable Life Separate Account I	Established 7/13/1988
Massachusetts Mutual Variable Life Separate Account IX	Established 8/17/2020
C.M. Life Variable Life Separate Account I	Established 2/2/1995